                                                                    Exhibit 10.8
                                                                    ------------

                        SEPARATION AND RELEASE AGREEMENT

     This SEPARATION AND RELEASE AGREEMENT (the "Agreement") is made and entered into by and between ROGUE WAVE SOFTWARE, INC. ("Rogue Wave") and MICHAEL ERNST ("Mr. Ernst") (collectively "parties") as of the Execution Date of this Agreement defined in paragraph 26 below.

     WHEREAS, effective as of November 15, 1999, Mr. Ernst tendered his resignation as Vice President, Professional Services and any and all other positions he may have held as an employee or officer of Rogue Wave as of November 15, 1999;

     WHEREAS, Mr. Ernst tendered his resignation voluntarily, at his election and in his discretion and;

     WHEREAS, Rogue Wave has accepted the resignation tendered by Mr. Ernst; and

     WHEREAS, the parties wish to make the separation amicable but conclusive on the terms and conditions set forth herein; and

     WHEREAS, Mr. Ernst accepts the benefits of this Separation and Release Agreement with the acknowledgment that by its terms he has been fully and satisfactorily compensated.

                                 II. COVENANTS

     THEREFORE, in consideration of the above set forth recitals which are incorporated herein by reference and the mutual promises and covenants contained in this Agreement, it is hereby agreed by and between the parties hereto as follows:

     1. Resignation. Mr. Ernst has tendered and Rogue Wave has accepted, Mr. Ernst's resignation as Vice President, Professional Services and any and all other positions he may have held with Rogue Wave as an employee or officer of Rogue Wave as of November 15, 1999 ("Separation Date").

     2. Consideration. Although Rogue Wave has no policy or procedure requiring payment of any severance benefits, Rogue Wave agrees to the following as part of this Agreement.

          (a) Lump Sum Payment. Rogue Wave agrees to pay Mr. Ernst $75,000, less all legally required deductions and withholdings ("Lump Sum Payment"). The Payment shall be made in a lump sum, payable within 14 days of the Execution Date of this Agreement. The Payment shall be by check and delivered by mail, overnight delivery, or hand delivery, at the sole option of Rogue Wave. The parties agree that 25% of the Lump Sum Payment is made solely in consideration of Mr. Ernst executing and not revoking the ADEA Waiver and Release set forth in paragraph 13 below.

          (b) Insurance. To the extent permitted by the federal COBRA law, applicable state laws, and the insurance policies and rules applicable to Rogue Wave, Mr. Ernst will be eligible to continue his health insurance benefits and, later, to convert to an individual policy. Mr. Ernst acknowledges that Rogue Wave has provided him with a COBRA notification form setting forth Mr. Ernst's rights and responsibilities with regard to COBRA coverage. Should Mr. Ernst timely elect to continue coverage pursuant to COBRA, Rogue Wave agrees to pay Rogue Wave's insurance carrier on a monthly basis for a period beginning eight days after the Execution Date and concluding exactly six months after the Execution Date ("COBRA Payment Period,") unless this obligation is terminated earlier as set forth in this Agreement, for the COBRA premiums to be paid for Mr. Ernst in order to maintain health insurance coverage during the COBRA Payment Period that is substantially equivalent to that which Mr. Ernst received immediately prior to the Separation Date. Should Mr. Ernst obtain employment during the COBRA Payment Period, Rogue Wave's obligation under this paragraph shall forever cease upon the expiration of the waiting period (if any) for entitlement to insurance coverage through Mr. Ernst's new employer. Mr. Ernst agrees to notify Rogue Wave in writing in the event that Mr. Ernst obtains employment. In any event, and notwithstanding any provision to the contrary on this paragraph, Rogue Wave's obligations under this paragraph shall forever cease no later than by the end of the COBRA Payment Period.

          (c) 401(k). Rogue Wave agrees to provide the employer match for the current calendar year (1999). This will end Rogue Wave's obligation for any further vesting or match in the 401(k).

     3. Other Compensation. Except as expressly provided herein, Mr. Ernst acknowledges and agrees that Mr. Ernst will not receive (nor is Mr. Ernst entitled to receive) any additional consideration, compensation, payments, bonuses, commissions, reimbursements, incentive payments, stock, equity interests or benefits of any kind. Mr. Ernst further acknowledges and agrees that on or before the Separation Date Rogue Wave paid to Mr. Ernst in full any and all wages, salary, accrued but unused vacation, floating holiday accrued but not taken, personal time off, commissions, bonuses, stock options, incentive payments and compensation due and owing, if any, as of the Separation Date.

     4. Denial of Liability. The parties acknowledge that any payment by Rogue Wave and any release by Mr. Ernst pursuant to this Agreement are made to ensure that the separation is amicable, that in making any such payment or release, Rogue Wave and Mr. Ernst in no way admit any liability to each other and that they expressly deny any such liability.

     5. Nondisparagement. Mr. Ernst and Rogue Wave agree that neither party will at any time disparage the other to third parties in any manner likely to be harmful to the other party, their business reputation, or the personal or business reputation of its directors, shareholders and/or employees. Notwithstanding the prohibition in the preceding sentence, each party shall respond accurately and fully to any question, inquiry, or request for information when required by legal process.

     6. Rogue Wave Property. Prior to the Separation Date, Mr. Ernst agrees to return to Rogue Wave all Rogue Wave documents in whatever form (and all copies thereof) and any and all other Rogue Wave property in Mr. Ernst's possession, custody or control, including, but not limited to, financial information, customer information, customer lists, employee lists, Rogue Wave files, notes, contracts, contracts, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, software, tangible property, including any computer equipment, cellular telephones, pagers, credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential material of Rogue Wave (and all reproductions thereof).

     7. Confidentiality/Non-Disclosure. Mr. Ernst and Rogue Wave acknowledge that confidentiality and nondisclosure are material considerations for the parties entering into this Agreement. Mr. Ernst acknowledges, represents, and agrees that he has not and will not discuss the terms or provisions of the Agreement with any current or former Rogue Wave employee. As such, the provisions of this Agreement shall be held in strictest confidence by Mr. Ernst and Rogue Wave and shall not be publicized or disclosed in any manner whatsoever, including but not limited to, the print or broadcast media, any public network such as the Internet, any other outbound data program such as computer generated mail, reports or faxes, or any source likely to result in publication or computerized access. Notwithstanding the prohibitions in this paragraph 7: (a) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (b) Rogue Wave may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; (c) Rogue Wave may disclose this Agreement upon request from any government entity; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

     8. Business Expense Reimbursement. Rogue Wave agrees to reimburse Mr. Ernst for those reasonable business expenses he necessarily incurred in his capacity as a Rogue Wave employee as of the Separation Date consistent with Rogue Wave's policies in this regard. Mr. Ernst acknowledges and agrees that Rogue Wave will not reimburse him for any expenses he incurred after the Separation Date. Mr. Ernst must submit the necessary documentation establishing the amount, date and reason for expenses he incurred and for which he seeks reimbursement no later than 15 days after the Separation Date.

     9. References. To coordinate Rogue Wave's response to any inquiries from prospective employers seeking employment references concerning Mr. Ernst, Mr. Ernst agrees to direct such prospective employers exclusively to the Rogue Wave Director of Human Resources. Should the Director of Human Resources receive an inquiry, the Director (or an authorized agent acting on behalf of the Director) shall confirm Mr. Ernst's period of employment with Rogue Wave, the position he held, and the latest salary that he received as an employee.

     10. Non-Competition. Mr. Ernst acknowledges that while he was employed with Rogue Wave in Colorado, he worked in various capacities, including Vice President, Professional Services, and was a member of executive and management personnel at Rogue Wave. Mr. Ernst further acknowledges that during his employment at Rogue Wave, he was privy to extremely sensitive, confidential and valuable commercial information, and trade secrets belonging to Rogue Wave, the disclosure of which information and trade secrets would greatly harm Rogue Wave. As a reasonable measure to protect Rogue Wave from the harm of such disclosure and use of its information and trade secrets against it, the parties agree to the following as part of this Agreement:

               (a) Non-Competition Covenant. Mr. Ernst agrees and acknowledges that for a period of twelve (12) months following the Execution Date of this Agreement, he will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director, officer or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation, partnership, joint venture or other business entity that engages in any business that is the same, similar to, or in competition with any product, service, or process that was marketed, sold, under development, or developed by Rogue Wave during Mr. Ernst's employment with Rogue Wave. The parties agree that no more than 1% of the outstanding voting stock of a publicly traded company or any stock owned by Mr. Ernst as of the Separation Date shall not constitute a violation of this paragraph. Mr. Ernst further agrees that for a period of twelve (12) months following the Separation Date he will not, either directly or indirectly, solicit or attempt to solicit any partner, customer, client, supplier, investor, vendor, consultant or independent contractor of Rogue Wave to terminate, reduce or negatively alter his, her or its relationship with Rogue Wave. Mr. Ernst further agrees and acknowledges that because of the nature and type of business that Rogue Wave engages in, the geographic scope of this covenant shall include all counties, cities, and states of the United States, Canada, Europe, South America, and Asia, and any and all other cites, localities, regions, states, and countries in which Rogue Wave does business, and that such a geographic scope is reasonable. Nothing in this paragraph 10(a) should be construed to narrow the obligations of Mr. Ernst imposed by any other provision herein, any other agreement, law or other source.

               (b) Extension of Time. In the event that Mr. Ernst breaches any covenant, obligation or duty in this paragraph 10 or its subparts, any such duty, obligation, or covenants to which the parties agreed by this paragraph 10 and its subparts shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach through private settlement, judicial or other action, including all appeals. The duration and length of Mr. Ernst's duties and obligations as agreed by this paragraph 10 and its subparts shall continue upon the effective date of any such settlement, or judicial or other resolution.

               (c) Reasonable. Mr. Ernst agrees and acknowledges that the time limitation and the geographic scope on the restrictions in this paragraph 10 and its subparts are reasonable. Mr. Ernst also acknowledges and agrees that the limitation in this paragraph 10 and its subparts is reasonably necessary for the protection of Rogue Wave, that through this Agreement he shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and that these provisions provide a reasonable way of protecting Rogue Wave's business value which was imparted to him. In the event that any term, word, clause, phrase, provision, or section of this paragraph 10 of this Agreement is more restrictive than permitted by the law of the jurisdiction in which Rogue Wave seeks enforcement thereof, the provisions of this Agreement shall be limited only to that extent that a judicial determination finds the same to be unreasonable or otherwise unenforceable. If any restriction set forth in this paragraph 10 or its subparts is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time, or over too great an area, it shall be interpreted to extend only over the maximum period of time and geographic scope as to which it may be enforceable.

Notwithstanding any judicial determination that any term, word, clause, phrase, provision, or section of this Agreement is not specifically enforceable, the parties intend that Rogue Wave shall nonetheless be entitled to recover monetary damages as a result of any breach hereof.

               (d) Legal and Equitable Remedies. In view of the nature of the rights in goodwill, employee relations, trade secrets, and business reputation and prospects of Rogue Wave to be protected under this paragraph 10 of this Agreement, Mr. Ernst understands and agrees that Rogue Wave could not be reasonably or adequately compensated in damages in an action at law for Mr. Ernst's breach of his obligations hereunder. Accordingly, Mr. Ernst specifically agrees that Rogue Wave shall be entitled to temporary and permanent injunctive relief, specific performance, and other equitable relief to enforce the provisions of this paragraph 10 of this Agreement and that such relief may be granted without the necessity of proving actual damages, and without bond. Mr. Ernst acknowledges and agrees that the provisions in this paragraph 10 and its subparts are essential and material to this Agreement, and that upon breach of this paragraph 10 by him, Rogue Wave is entitled to recover any payments or other consideration made pursuant to this Agreement, to withhold providing additional payments or consideration, to equitable relief to prevent continued breach, to recover damages, and to seek any other remedies available to Rogue Wave. This provision with respect to injunctive relief shall not, however, diminish the right of Rogue Wave to claim and recover damages or other remedies in addition to equitable relief.

               11. Nondisclosure of Proprietary Information. Mr. Ernst agrees and acknowledges that he continues to be bound by the terms of the Employee Proprietary Information and Inventions Agreement between Mr. Ernst and Rogue Wave, executed by Mr. Ernst on April 3, 1997, a copy of which is attached hereto as Exhibit A and which is incorporated herein as if set forth in full. Nothing in this paragraph should be construed to narrow the obligations of Mr. Ernst imposed by any other agreement, law or other source.

               12. Release of Claims by Mr. Ernst. For the consideration set forth in this Agreement and the mutual covenants of Rogue Wave and Mr. Ernst, Mr. Ernst hereby releases, acquits and forever discharges Rogue Wave, its affiliated corporations and entities, its and their officers, directors, agents, representatives, servants, attorneys, employees, shareholders, successors and assigns of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known or unknown, suspected and unsuspected, disclosed and undisclosed, liquidated or contingent, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Execution Date, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with Mr. Ernst's employment with Rogue Wave or the conclusion of that employment; claims or demands related to salary, bonuses, commissions, incentive payments, stock, stock options, or any ownership or equity interests in Rogue Wave, vacation pay, personal time off, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims arising out of the administration or terms of Rogue Wave's Sales Compensation Plan; claims pursuant to any federal, any state or any local law, statute, common law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; attorney's fees, court costs, or any expenses under Title VII of the federal

Civil Rights Act of 1964, as amended, or any other statute, agreement or source of law; the federal Americans with Disabilities Act of 1990; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Colorado Discrimination and Unfair Employment Act; the Equal Pay Act of 1963, as amended; the Fair Labor Standard Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; misrepresentation; defamation; libel; emotional distress; and breach of the implied covenant of good faith and fair dealing. Mr. Ernst agrees that in the event he brings a claim or charge covered by this release, or does not dismiss with prejudice and withdraw any claim covered by this release, in which he seeks damages against Rogue Wave or in the event he seeks to recover against Rogue Wave in any claim brought by a governmental agency on his behalf, this Agreement shall serve as a complete defense to such claims or charges.

          13. ADEA Waiver and Release by Mr. Ernst. Mr. Ernst acknowledges that Mr. Ernst is knowingly and voluntarily waiving and releasing any rights Mr. Ernst may have under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA Waiver and Release"). Mr. Ernst acknowledges that the consideration given for this ADEA Waiver and Release, provided for in paragraph 2 above, is in addition to anything of value to which Mr. Ernst was already entitled. The parties agree and acknowledge that Mr. Ernst has been advised by this writing, as required by the ADEA that: (a) this ADEA Waiver and Release does not apply to any claims under ADEA that may arise after the date that Mr. Ernst signs this Agreement; (b) Mr. Ernst has the right to and is advised to consult with an attorney prior to executing this Agreement; (c) Mr. Ernst has forty-five days within which to consider this ADEA Waiver and Release (although Mr. Ernst may choose to voluntarily execute this ADEA Waiver and Release earlier); and (d) Mr. Ernst has seven days following the execution of this Agreement to revoke Mr. Ernst's ADEA Waiver and Release by sending, via certified United States mail, written notice of revocation to the attention of Rogue Wave, Attn. Director of Human Resources; 5500 Flatirons Parkway, Boulder, CO 80301. The parties acknowledge and agree that revocation by Mr. Ernst of the ADEA Waiver and Release is not effective to revoke Mr. Ernst's waiver or release of any other claims pursuant to this Agreement. The parties further agree that revocation by Mr. Ernst of the ADEA Waiver and Release shall entitle Rogue Wave to recover any and all payments made by Rogue Wave in consideration for Mr. Ernst executing and not revoking the ADEA Waiver and Release, as articulated in paragraph 2 and to recover the costs, expenses and attorney's fees incurred in attempting to recover such payments.

          14.  Disclosure Under ADEA, 29 U.S.C. (S) 626(f)(1)(H). Pursuant to
(S) 626(f)(1)(H), Rogue Wave provides disclosures concerning the availability of this severance package in Exhibit B attached hereto.

          15. Tax Consequences. Mr. Ernst expressly acknowledges that Rogue Wave has not made, nor herein makes, any representation about the tax consequences of any consideration provided by Rogue Wave to Mr. Ernst pursuant to this Agreement. Mr. Ernst agrees to identify and hold Rogue Wave harmless for any and all claims or penalties asserted against Rogue Wave for failure to pay taxes due on any consideration provided by Rogue Wave pursuant to this Agreement.

          16. Cooperation. Mr. Ernst agrees to fully cooperate with Rogue Wave in connection with any Rogue Wave defense, prosecution, or investigation by Rogue Wave regarding any actual or potential litigation, administrative proceeding, or other such procedures, in which Rogue Wave may be involved as a party or non-party from time to time.

          17. No Third Party Rights. The parties agree that by making this Agreement they do not intend to confer any benefits privileges or rights to others. The Agreement is strictly between the parties hereto, subject to the terms of paragraph 21 below, and that it shall not be construed to vest in any other the status of third-party beneficiary.

          18. Voluntary and Knowingly. Mr. Ernst acknowledges that, before executing this Agreement, he has been advised and given the opportunity to consult with counsel and has in fact sought and received advice from counsel of his own choosing, and was fully advised of his rights under law. Mr. Ernst further acknowledges that he has reviewed this Agreement in its entirety, understands it, and voluntarily executes it.

          19. Duty To Effectuate. The parties agree to perform any lawful additional acts, including the execution of additional agreements, as are reasonably necessary to effectuate the purpose of this Agreement.

          20. Entire Agreement. Except for those agreements expressly referenced herein, this Agreement, including Exhibit A and Exhibit B hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between Mr. Ernst and Rogue Wave with regard to the subject matter hereof. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Mr. Ernst and a duly authorized officer of Rogue Wave.

          21. Successors and Assigns. This Agreement, including Exhibit A and Exhibit B hereto, shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and insure to the benefit of each party, its heirs, successors and assigns.

          22. Applicable Law. The parties agree and intend that this Agreement be construed and enforced in accordance with the laws of the State of Colorado.

          23. Forum. This Agreement will be governed by and construed according to the laws of the State of Colorado as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents. Mr. Ernst hereby expressly understands and consents that this Agreement is a transaction of business in the State of Colorado and in the City and County of Boulder, Colorado, and constitutes the minimum contacts necessary to make Mr. Ernst subject to the personal jurisdiction and venue of the federal courts located in the State of Colorado, and the state courts located in the County of Boulder, Colorado. Mr. Ernst agrees and acknowledges that any controversy arising out of or relating to this Agreement or the breach thereof, or any claim or action to enforce this Agreement or portion thereof, or any controversy or claim requiring interpretation of this Agreement must be brought in federal court within the State of Colorado or a state court located in the City and County of

Boulder, Colorado. No such action may be brought in any forum outside the State of Colorado. Any action brought in contravention of this paragraph by one party is subject to dismissal at any time and at any stage of the proceedings by the other, and no action taken by the other in defending, counter claiming or appealing shall be construed as a waiver of this right to immediate dismissal. A party bringing an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney's fees incurred in successfully dismissing the action or successfully transferring the action to the federal courts located in the State of Colorado, or the state courts located in the County of Boulder, Colorado.

     24. Severable. If any provision of this Agreement is determined to be invalid, void or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement, and the provision in question shall be modified so as to be rendered enforceable.

     25. Enforce According To Terms. The parties intend this Agreement to be enforced according to their terms.

     26. Execution Date. This Agreement is effective on the later of the dates that each party signed this Agreement ("Execution Date").

     27. Counterparts. This Agreement may be executed in one or more counterparts, any of which need not contain the signatures of more than one party but all signed counterparts taken together will constitute one and the same argument.

     28. Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     29. Expiration. Unless otherwise agreed to by Rogue Wave in writing signed by an authorized Rogue Wave representative, this agreement must be executed by Mr. Ernst and delivered to Rogue Wave no later than January 3, 2000 to be effective or binding on Rogue Wave.

     IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:

Michael Ernst, an individual                      Rogue Wave Software, Inc.,
                                                  a corporation

/s/ Michael Ernst                                 By: _______________________
-------------------------------
Michael Ernst
                                                  Its:_______________________


Date: November 17, 1999                           Date:________________, 1999

Exhibit A:  Employee Proprietary Information and Inventions Agreement

Exhibit B:  Disclosure Under Title 29 U.S. Code Section 626(f)(1)(H)

                                   Exhibit B
                                   ---------

            DISCLOSURE UNDER TITLE 29 U.S. CODE SECTION 626(f)(1)(H)

     Confidentiality Provision:    The information contained in this document is
                                   private and confidential. You may not
                                   disclose this information to anyone except your professional advisors.

     1. The severance package program applies to certain of those employees in the Administrative, Marketing, TeleSales--Colorado, TeleSales--North Carolina, and TeleSales--Oregon, and Development--North Carolina departments of Rogue Wave Software, Inc.

     2. In the categories listed above, each employee whose job position will be eliminated between August 15, 1999 and October 31, 1999, is eligible to participate in the severance package program if the employee executed the release of claims set forth in the foregoing agreement.

     3. All eligible employees who have attained the age of 40 years or older will have up to forty-five days to review the terms and conditions of the severance package and seven days to revoke the release of claims under the Age Discrimination in Employment Act of 1967, as amended.

=======================================================================================================================
                                Employees Eligible For The Severance Package Program
-----------------------------------------------------------------------------------------------------------------------
                Job Classification/Organizational Unit                          Age (as of October 27, 1999)
-----------------------------------------------------------------------------------------------------------------------
Administrative                                                                             39, 48
-----------------------------------------------------------------------------------------------------------------------
Development, North Carolina                                                                  28
-----------------------------------------------------------------------------------------------------------------------
Marketing                                                                    21, 34, 37, 38, 39, 41, 45, 47, 47
-----------------------------------------------------------------------------------------------------------------------
TeleSales, Colorado                                                                        41, 48
-----------------------------------------------------------------------------------------------------------------------
TeleSales, North Carolina                                                                  31, 42
-----------------------------------------------------------------------------------------------------------------------
TeleSales, Oregon                                                                  24, 27, 31, 35, 36, 39
=======================================================================================================================

=======================================================================================================================
                              Employees Not Eligible For The Severance Package Program
-----------------------------------------------------------------------------------------------------------------------
                Job Classification/Organizational Unit                          Age (as of October 27, 1999)
-----------------------------------------------------------------------------------------------------------------------
Administrative                                                                23, 24, 25, 26, 28, 29, 30, 31, 33,
                                                                              33, 35, 36, 37, 38, 41, 42, 43, 45,
                                                                                    50, 51, 51, 53, 60, 61
-----------------------------------------------------------------------------------------------------------------------
Development, North Carolina                                                   25, 25, 24, 26, 26, 27, 27, 28, 29,
                                                                              30, 31, 34, 35, 36, 37, 38, 39, 41
-----------------------------------------------------------------------------------------------------------------------
Marketing                                                                     29, 30, 31, 32, 33, 33, 34, 35, 35,
                                                                                    36, 36, 39, 42, 42, 42
-----------------------------------------------------------------------------------------------------------------------
TeleSales, Colorado                                                           25, 25, 25, 25, 26, 26, 26, 26, 26,
                                                                              27, 28, 28, 29, 29, 30, 30, 30, 31,
                                                                              31, 31, 33, 33, 33, 34, 36, 36, 36,
                                                                              37, 40, 40, 41, 42, 44, 46, 47, 48,
                                                                                            51, 55
=======================================================================================================================

                                      1.

=======================================================================================================================
TeleSales, North Carolina                                                    25, 27, 27, 27, 28, 31, 32, 33, 48
-----------------------------------------------------------------------------------------------------------------------
TeleSales, Oregon                                                                         30, 51
=======================================================================================================================

                                      2.